UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CBRRF	OTCID
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBGGF	OTCID
Warrants to purchase Class A Ordinary Shares	CBRGF	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2026, Chain Bridge I (the “Company”) entered into Amendment No. 2 (the “Amendment No. 2”) to the unsecured, non-interest-bearing promissory note in the aggregate amount of $1,250,000 (as amended by that certain Amendment No.1 to Senior Note, dated as of May 28, 2026, the “Senior Note”), originally issued on September 30, 2025, held by C/M Capital Master Fund LP. Pursuant to Amendment No. 2, among other things, the maturity date of the Senior Note was extended from November 15, 2026 to November 15, 2027.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 2, 2026, the Company held an Extraordinary General Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders voted on:

1.	The Amendment Proposal. A proposal to amend and restate, by way of a special resolution, the Company’s 4th amended and restated memorandum and articles of association (the “Existing Charter”), to extend from November 15, 2026 to November 15, 2027 (the “Extended Termination Date”), the date by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (an “Initial Business Combination”), the Company must (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Ordinary Shares sold in the Company’s initial public offering (“Public Shares”); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

2.	The Adjournment Proposal. A proposal to approve the adjournment of the General Meeting to a later date or dates, if necessary, and to instruct the chairman of the same in accordance with Article 14.7 of the Existing Charter, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise, only to be presented at the General Meeting if there are not sufficient votes to approve the Amendment Proposal.

Each of the proposals is described in more detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 2, 2026, as amended from time to time. The results of the votes are set forth below.

Proposal 1 – the Amendment Proposal

Shareholders voted to approve the Amendment Proposal. The proposal received the following final voting results:

For	Against	Abstain
5,189,191	287	0

Proposal 2 – the Adjournment Proposal

The Adjournment Proposal was not presented to the shareholders because there were sufficient votes to approve the Amendment Proposal.

A copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association as adopted at the Meeting by special resolution of the shareholders is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

  Item 8.01. Other Events.

In connection with the Meeting, the holders of an aggregate of 56,262 Class A Ordinary Shares of the Company exercised their right to redeem their shares for an aggregate of approximately $715,526.56 in cash held in the trust account established for the benefit of the persons holding Public Shares.

After the redemptions discussed above, 2,565,328 shares of Class A Ordinary Shares are outstanding, including Class A Ordinary Shares included in 1,855 of the Company’s outstanding units, and 3,191,000 shares of Class B Ordinary Shares are outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Fifth Amended and Restated Memorandum and Articles of Association
4.1	Amendment No. 2 to Senior Note, dated as of November 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2026

CHAIN BRIDGE I

By:
Name:	Andrew Cohen
Title:	Chief Executive Officer

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